UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12
USA TRUCK INC.
___________________________________________________________________
(Name of Registrant as Specified In Its Charter)

___________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

The following form of letter was sent by USA Truck, Inc. to certain community organizations on June 24, 2022.
Dear [Community Organization],
I am writing today with exciting news about the future of USA Truck. This morning, we announced that USA Truck will be acquired by DB Schenker, one of the world’s leading international logistics providers. This combination will elevate the USA Truck brand and allow our company to chart a new phase of growth, while expanding our service offerings and solutions for the customers we serve.

DB Schenker is expected to strengthen and expand USA Truck’s presence in North America and within our local communities, while leveraging its complementary international logistics expertise, air transport services and ocean gateways to benefit USA Truck’s existing customer base. USA Truck’s service offerings will expand to substantially more national and international transportation solutions, providing our customers access to a larger international footprint and additional suites of services, including international freight forwarding, customs brokerage and freight consolidation, while deepening our longstanding relationships with the communities we operate in.

Importantly, DB Schenker does not plan to eliminate any positions as a result of this transaction and USA Truck will remain headquartered in Van Buren, Arkansas. Our strong customer-centric focus and commitment to our local communities – defining features of our culture and our continued success – will only be enhanced as DB Schenker provides additional resources for our business. Our drivers, logistics providers, and non-drivers alike will continue to operate with the same reliable and excellent service, with support from a larger, more diversified company.

Post-closing, USA Truck will report organizationally under DB Schenker’s Land Transport, Americas Region. The Land Transport, Americas Region is led by Joe Jaska, who has over 30 years of logistics expertise and has led DB Schenker’s Americas efforts over the last two and a half years.

We at USA Truck are thrilled for this next chapter. For further details on the combination of our two companies and its benefits for our local communities, please read our press release https://www.accesswire.com/706460/DB-Schenker-and-USA-Truck-to-Combine-and-Create-Premier-North-American-Transportation-Solutions-Provider. If you have any questions, please don’t hesitate to reach out to myself or Tim Guin, our Executive Vice President & Chief Commercial Officer.

On behalf of our entire team, thank you for your support of USA Truck. We’re excited to embark on this next chapter with our community partners.

Best Regards,
James D. Reed
President & Chief Executive Officer

Additional Information About the Merger and Where to Find It
This communication is being made in respect of the proposed merger involving USA Truck, Inc. (“USA Truck”) and DB Schenker. A meeting of the stockholders of USA Truck will be announced to seek stockholder approval in connection with the proposed merger. USA Truck will file with the Securities and Exchange Commission (“SEC”) a proxy statement and other relevant documents in connection with the proposed merger. The definitive proxy statement will be sent or given to the stockholders of USA Truck and will contain important information about the proposed merger and related matters. INVESTORS AND STOCKHOLDERS OF USA TRUCK SHOULD READ THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT MATERIALS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT USA TRUCK, DB SCHENKER, AND THE MERGER. Investors may obtain a free copy of these materials (when they are available) and other documents filed by USA Truck with the SEC at the SEC’s website at www.sec.gov, at USA Truck’s website at www.usa-truck.com or by sending a written request to USA Truck’s Secretary at 3200 Industrial Park Road, Van Buren, Arkansas 72956.
Participants in the Solicitation
USA Truck and its directors, executive officers and certain other members of management and employees may be deemed to be participants in soliciting proxies from its stockholders in connection with the merger. Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of USA Truck’s stockholders in connection with the merger will be set forth in USA Truck’s definitive proxy statement for its stockholder meeting. Additional information regarding these individuals and any direct or indirect interests they may have in the merger will be set forth in the definitive proxy statement when it is filed with the SEC in connection with the merger. Information relating to the foregoing can also be found in USA Truck’s definitive proxy statement for its 2022 Annual Meeting of Stockholders (the “Annual Meeting Proxy Statement”), which was filed with the SEC on April 11, 2022. To the extent that holdings of USA Truck’s securities have changed since the amounts set forth in the Annual Meeting Proxy Statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC.
Forward Looking Statements
This communication contains “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, including statements relating to the completion of the merger. These forward-looking statements are generally denoted by the use of words such as “anticipate,” “believe,” “expect,” “intend,” “aim,” “target,” “plan,” “continue,” “estimate,” “project,” “may,” “will,” “should,” and similar expressions. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. These statements reflect management’s current beliefs and are based on information currently available to management. Forward-looking statements are based upon a number of estimates and assumptions that, while considered reasonable by management, are inherently subject to known and unknown risks and uncertainties and other factors that could cause actual results to differ materially from historical results or those anticipated. These factors include, but are not limited to: (a) the satisfaction of the conditions precedent to the consummation of the merger, including, without limitation, the timely receipt of stockholder and regulatory approvals (or any conditions, limitations or restrictions placed on such approvals); (b) uncertainties as to the timing of the merger and the possibility that the merger may not be completed; (c) unanticipated difficulties or expenditures relating to the merger; (d) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement, including, in circumstances which would require USA Truck to pay a termination fee; (e) legal proceedings, judgments or settlements, including those that may be instituted against USA Truck, USA Truck’s Board of Directors, USA Truck’s executive officers and others following the announcement of the merger; (f) disruptions of current plans and operations caused by the announcement and pendency of the merger; (g) risks related to disruption of management’s attention from USA Truck’s ongoing business operations due to the merger; (h) potential difficulties in employee retention due to the announcement and pendency of the merger; (i) the response of customers, suppliers, drivers and regulators to the announcement and pendency of the merger; (j) disruptions in the execution of plans, strategies, goals and objectives of management for future operations caused by the merger; (k) changes in accounting standards or tax rates, laws or regulations; (l) continued and sufficient access to capital; (m) economic, market, business or geopolitical conditions (including resulting from the COVID-19 pandemic, inflation, or the conflict in Ukraine and related sanctions) or competition, or changes in such conditions, negatively affecting USA Truck’s business, operations and financial performance; (n) risks that the price of USA Truck’s common stock may decline significantly if the merger is not completed; (o) the possibility that USA Truck could, following the merger, engage in operational or other changes that could result in meaningful appreciation in its value; and (p) the possibility that USA Truck could, at a later date, engage in unspecified transactions, including restructuring efforts, special dividends or the sale of some or all of USA Truck’s assets to one or more as yet unknown purchasers, which could conceivably produce a higher aggregate value than that available to our stockholders in the merger. Accordingly, no assurances can be given that any of the events anticipated by the forward-looking statements will occur or if any occur, what effect they will have on our results of operations or financial condition.
If the proposed merger is consummated, USA Truck’s stockholders will cease to have any equity interest in USA Truck and will have no right to participate in its earnings and future growth. Other factors that could impact USA Truck’s forward-looking statements are identified and described in more detail in USA Truck’s Annual Report on Form 10-K for the year ended December 31, 2021 as well as USA Truck’s subsequent filings and quarterly reports and is available online at www.sec.gov. Readers are cautioned not to place undue reliance on USA Truck’s projections and other forward-looking statements, which speak only as of the date thereof. Except as required by applicable law, USA Truck undertakes no obligation to update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.